[HOLLANDER, LUMER & CO.LETTERHEAD]



February 8, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the amended statements made by United Leisure Corporation (copy attached), which we understand will be filed with the Commission pursuant to
Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated February 8, 2001. We agree with the statements concerning our firm in such Form 8-K/A.


Very truly yours,

/S/ HOLLANDER, LUMER & CO., LLP

Hollander, Lumer & Co., LLP